UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Switch and Data, Inc.

(Exact name of registrant as specified in its charter)

Delaware	59-3641081
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1715 North Westshore Boulevard, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-137607 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of Switch and Data, Inc., a Delaware corporation (the “Registrant”). The description of the Common Stock to be registered hereunder is set forth under the caption “Description of Capital Stock” of the Registrant’s Registration Statement on Form S-1, File No. 333-137607, filed with the Securities and Exchange Commission, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by this reference in response to this item.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated January 24, 2007, between Switch and Data, Inc. and Switch & Data Facilities Company, Inc.

3.1*	Amended Certificate of Incorporation

3.2*	Amended and Restated By-Laws

3.3*	Form of Certificate of Merger

4.1*	Specimen Certificate of Common

4.2*	Form of Fifth Amended and Restated Investors Agreement

*	Filed as equivalent exhibit number to Switch and Data, Inc. Registration Statement on Form S-1 (333-137607), as amended, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 7, 2007	SWITCH AND DATA, INC.

	By:	/s/ Clayton Mynard
Clayton Mynard
Vice President, Secretary and General Counsel

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